UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

JULY 23, 2015

MASCOTA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

NEVADA	333-190265	36-4752858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29409 232ND Avenue, SE

Black Diamond,  WA  98010

(Address of principal executive offices, including zip code)

(206) 818-4799

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01         Change in Registrant’s Certifying Accountant

On July 23, 2015, we terminated De Joya Griffith, LLC, 2580 Anthem Village Dr., Henderson, NV 89052, as our independent registered public accounting firm.  The decision to dismiss De Joya Griffith, LLC as our independent registered public accounting firm was approved by our Board of Directors on July 23, 2015.  Except as noted in the paragraph immediately below, the reports of De Joya Griffith, LLC’s financial statements for the years ended November 30, 2012 and 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The unaudited financial statements as of and for the period ended February 28, 2014 (the last quarterly report filed by the Company) contains a note as to the Company's ability to continue as a going concern.  The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audits of the Company's financial statements for the years ended November 30, 2013 and 2012 and the reviewed subsequent interim financial statements through February 28, 2014, there were no disagreements with the former accountants, De Joya Griffith, LLC, on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The former independent accountant, De Joya Griffith, LLC, did not respond to the Company's request for a letter stating it agrees or disagrees with the statements in this Item 4.01 of this Form 8-K.

Since the Company did not receive a response from the former accountants, the Company has filed this Form 8-K without the letter from the former accountants as an exhibit.  When, and if, such a letter is received, the Company will file it with an amendment to this Form 8-K.

On July 23, 2015 (the "Engagement Date"), the Company engaged Cutler & Co., LLC, 9605 West 49th Avenue, Suite 200, Wheat Ridge, Colorado 80033 as its independent registered public accounting firm.  The decision to engage Cutler & Co., LLC as the Company's independent registered public accounting firm was approved by the Company's Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company, nor any one on its behalf, did not consult Cutler & Co., LLC in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASCOTA RESOURCES CORP.

Date:   July 29, 2015

By:	/s/ Mark Rodenbeck
Mark Rodenbeck, President